                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D. C. 20549

                                    FORM 8-A

                        FOR REGISTRATION OF SECURITIES OF
                          CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12 (b) OR 12 (g) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

                                 First BanCorp.

                 (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         Commonwealth of Puerto Rico                    66-0561882
--------------------------------------------    ------------------------------
         (STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER
         INCORPORATION OR ORGANIZATION)               IDENTIFICATION NO.)

         1519 Ponce de Leon Avenue
         San Juan, Puerto Rico                          00908-0146
-------------------------------------------    -------------------------------

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

         TITLE OF EACH CLASS                NAME OF EACH EXCHANGE ON WHICH
         TO BE SO REGISTERED                EACH CLASS IS TO BE REGISTERED

 7.40% Noncumulative Perpetual Monthly Income
Preferred Stock, Series C (par value $1.00 per share)   New York Stock Exchange
-----------------------------------------------------  ------------------------

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to
General Instruction A.(c), check the following box. [x]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to
General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-61242

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12 (g) OF THE ACT:

                                 NOT APPLICABLE

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Furnish the information required by Item 202 of Regulation S-K (Section
229.202 of this chapter).

         A description of the 7.40% Noncumulative Perpetual Monthly Income
Preferred Stock, Series C, $1.00 par value per share (the "Series A Preferred
Stock") of First BanCorp. (the "Registrant") is contained in the prospectus filed with the Securities and Exchange Commission on June 27, 2001 pursuant to
Rule 424(b)(4) under the Securities Act of 1933, as amended. The prospectus relates to the Registrant's Registration on Form S-3 (SEC File No. 333-61242),
which became effective on June 26, 2001 and is incorporated herein by reference.

INSTRUCTION. If a description of the securities comparable to that required here is contained in any other filing with the Commission, such description may be incorporated by reference to such other filing in answer to this item. If the securities are to be registered on a national securities exchange and the description has not previously been filed with such exchange, copies of the description shall be filed with copies of the application filed with the exchange.

ITEM 2.  EXHIBITS

         List below all exhibits, if any, required to be filed as part of the registration statement:

         3.1      Certificate of Incorporation of Registrant is incorporated by reference to the Registration Statement on Form S-4 (SEC File
                  No. 333-08640) filed with the Securities and Exchange
                  Commission on April 15, 1998, as amended.

         3.2      The By-Laws of Registrant are incorporated by reference to the
                  Registration Statement on Form S-4 (SEC File No. 333-08640)
                  filed with the Securities and Exchange Commission on April 15,
                  1998, as amended.

         3.3      Certificate of Designation designating the terms of the
                  Series C Preferred Stock (filed herewith).

         4.1      Form of Series C Preferred Stock Certificate is incorporated by reference to Exhibit 4(a) of the Registration Statement on
                  Form S-3 (SEC File No. 333-61242) filed with the Securities and Exchange Commission on May 18, 2001, as amended.

                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                 FIRST BANCORP

                                         /s/ Annie Astor de Carbonell
                                         -------------------------------
                                         Name: Annie Astor de Carbonell
                                         Title: Senior Executive Vice President
                                                and Chief Financial Officer

                                           Date:    June 27, 2001

Exhibit 3.3

                           CERTIFICATE OF DESIGNATION
                   OF THE BOARD OF DIRECTORS OF FIRST BANCORP
                  7.40% NONCUMULATIVE PERPETUAL MONTHLY INCOME
                            PREFERRED STOCK, SERIES C

              (Pursuant to Article 5.01 of the General Corporation
                     Law of the Commonwealth of Puerto Rico)

         We, the undersigned, Annie Astor de Carbonell and Antonio R. Escriba,
Senior Excecutive Vice President and Chief Financial Officer and the Secretary,
respectively of FIRST BANCORP. (hereinafter called the "Corporation"), a corporation duly organized and existing under the laws of the Commonwealth of
Puerto Rico, do hereby certify that, pursuant to the authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation of
the Corporation and resolutions adopted by the Board of Directors creating a committee thereof known as the "Preferred Stock Designation and Pricing
Committee", the said Preferred Stock Designation and Pricing Committee on June
26, 2001, adopted the following resolutions creating a series of 4,140,000 shares of Preferred Stock designated as the "7.40% Noncumulative Perpetual
Monthly Income Preferred Stock, Series C."

         RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of its Certificate of Incorporation, a series of
         Preferred Stock of the Corporation be and it hereby is created.

         FURTHER RESOLVED, that the Preferred Stock Designation and Pricing
         Committee designated by the Board of Directors has determined that the preferences and relative, participating, optional or other special rights of the shares of such series of Preferred Stock, and the qualifications, limitations or restrictions thereof, as stated and expressed herein, are under the circumstances prevailing on the date hereof fair and equitable to all the existing shareholders of the
         Corporation.

         FURTHER RESOLVED, that the designation and amount of such Series and the voting powers, preferences and relative, participating, optional or other special rights of the shares of such series of Preferred Stock, and the qualifications, limitations or restrictions thereof are as follows:

         A.       DESIGNATION AND AMOUNT

         The shares of such series of Preferred Stock shall be designated as the
         "7.40% Noncumulative Perpetual Monthly Income Preferred Stock, Series
         C" (hereinafter called the "Series C Preferred Stock"), and the number of authorized shares constituting such series shall be 4,140,000.

         B.       DIVIDENDS

         1. Holders of record of the Series C Preferred Stock ("Holders") will be entitled to receive, when, as and if declared by the Board of
         Directors of the Corporation or an authorized committee thereof (the
         "Board of Directors"), out of funds of the Corporation legally available therefor, noncumulative cash dividends at the annual rate per share of 7.40% of their liquidation preferences, or $0.1541667 per share per month, with each aggregate payment made to each record holder of the Series C Preferred Stock being rounded to the next lowest cent.

         2. Dividends on the Series C Preferred Stock will accrue from their date of original issuance and will be payable (when, as and if declared by the Board of Directors of the Corporation out of

         funds of the
         Corporation legally available therefor) monthly in arrears in United
         States dollars commencing on July 31, 2001, and on the last day of each calendar month of each year thereafter to the holders of record of the
         Series C Preferred Stock as they appear on the books of the Corporation on the fifteenth (15th) day of the month for which the dividends are payable. In the case of the dividend payable on July 31, 2001, such dividend shall cover the period from the date of issuance of the Series
         C Preferred Stock to July 31, 2001. In the event that any date on which dividends are payable is not a Business Day, then payment of the dividend payable on such date will be made on the next succeeding
         Business Day without any interest or other payment in respect of any such delay, except that, if such Business Day is in the next succeeding calendar year, such payment will be made on the Business Day immediately preceding the relevant date of payment, in each case with the same force and effect as if made on such date. A "Business Day" is a day other than a Saturday, Sunday or a general bank holiday in San
         Juan, Puerto Rico or New York, New York.

         3. Dividends on the Series C Preferred Stock will be noncumulative. The
         Corporation is not obligated or required to declare or pay dividends on the Series C Preferred Stock, even if it has funds available for the payment of such dividends. If the Board of Directors of the Corporation does not declare a dividend payable on a dividend payment date in respect of the Series C Preferred Stock, then the holders of such
         Series C Preferred Stock shall have no right to receive a dividend in respect of the monthly dividend period ending on such dividend payment date and the Company will have no obligation to pay the dividend accrued for such monthly dividend period or to pay any interest thereon, whether or not dividends on such Series C Preferred Stock are declared for any future monthly dividend period.

         4. The amount of dividends payable for any monthly dividend period will be computed on the basis of twelve 30-day months and a 360-day year.
         The amount of dividends payable for any period shorter than a full monthly dividend period will be computed on the basis of the actual number of days elapsed in such period.

         5. Subject to any applicable fiscal or other laws and regulations, each dividend payment will be made by dollar check drawn on a bank in New
         York, New York or San Juan, Puerto Rico and mailed to the record holder thereof at such holder's address as it appears on the register for such
         Series C Preferred Stock.

         6. So long as any shares of the Series C Preferred Stock remain outstanding, the Corporation shall not declare, set apart or pay any dividend or make any other distribution of assets (other than dividends paid or other distributions made in stock of the Corporation ranking junior to the Series C Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation) on, or redeem, purchase, set apart or otherwise acquire (except upon conversion or exchange for stock of the
         Corporation ranking junior to the Series C Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation), shares of common stock or of any other class of stock of the Corporation ranking junior to the
         Series C Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation, unless (i) all accrued and unpaid dividends on the
         Series C Preferred Stock for the twelve monthly dividend periods ending on the immediately preceding dividend payment date shall have been paid or are paid contemporaneously and the full monthly dividend on the
         Series C Preferred Stock for the then current month has been or is contemporaneously declared and paid or declared and set apart for payment, and (ii) the Corporation has not defaulted in the payment of the redemption price of any shares of Series C Preferred Stock called for redemption.

         7. When dividends are not paid in full on the Series C Preferred Stock and any other shares of stock of the Corporation ranking on a parity as to the payment of dividends with the Series C Preferred Stock, all dividends declared upon the Series C Preferred Stock and any such other shares of stock of the Corporation will be declared pro rata so that the amount of dividends declared per share on the Series C Preferred
         Stock and any such other shares of stock will in all cases bear to each other the same ratio that the liquidation preference per share of the
         Series C Preferred Stock and any such other shares of stock bear to each other.

         8. Holders of record of the Series C Preferred Stock will not be entitled to any dividend, whether payable in cash, property or stock, in excess of the dividends provided for herein on the shares of Series
         C Preferred Stock.

         C.       CONVERSION

     The Series C Preferred  stock will not be convertible  into or exchangeable for any other securities of the Corporation.

         D.       REDEMPTION AT THE OPTION OF THE CORPORATION

         1. The shares of the Series C Preferred Stock are not redeemable prior to June 30, 2006. On and after that date, the shares of the Series C
         Preferred Stock will be redeemable in whole or in part from time to time at the option of the Corporation, with the consent of the Board of
         Governors of the Federal Reserve System (the "Federal Reserve Board")
         to the extent required by D.8 below, upon not less than thirty nor more than sixty days' notice by mail, at the redemption prices set forth below, during the twelve-month periods beginning on June 30 of the years set forth below, plus accrued and unpaid dividends from the dividend payment date immediately preceding the redemption date
         (without any cumulation for unpaid dividends for prior dividend periods on the Series C Preferred Stock) to the date fixed for redemption.

                             Year                             Redemption Price

                 2006..............................................$25.50
                 2007..............................................$25.25
                 2008..............................................$25.00

         2. In the event that less than all of the outstanding shares of the
         Series C Preferred Stock are to be redeemed in any redemption at the option of the Corporation, the total number of shares to be redeemed in such redemption shall be determined by the Board of Directors and the shares to be redeemed shall be allocated pro rata or by lot as may be determined by the Board of Directors or by such other method as the
         Board of Directors may approve and deem equitable, including any method to conform to any rule or regulation of any national or regional stock exchange or automated quotation system upon which the shares of the
         Series C Preferred Stock may at the time be listed or eligible for quotation.

         3. Notice of any proposed redemption shall be given by the Corporation by mailing a copy of such notice to the holders of record of the shares of Series C Preferred Stock to be redeemed, at their address of record, not more than sixty nor less than thirty days prior to the redemption date. The notice of redemption to each holder of shares of Series C
         Preferred Stock shall specify the number of shares of Series C
         Preferred Stock to be redeemed, the redemption date and the redemption
         price payable to such holder upon redemption, and shall state that from and after said date dividends thereon will cease to accrue. If less than all the shares owned by a holder are then to be redeemed at the option of the Corporation, the notice shall also specify the number of shares of Series C Preferred Stock which are to be redeemed and the numbers of the certificates representing such shares. Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder receives such notice;
         and failure duly to give such notice by mail, or any defect in such notice, to the holders of any stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series C Preferred Stock.

         4. Notice having been mailed as aforesaid, from and after the redemption date (unless default be made in the payment of the redemption price for any shares to be redeemed), all dividends on the shares of Series C Preferred Stock called for redemption shall cease to accrue and all rights of the holders of such shares as stockholders of the Corporation by reason of the ownership of such shares (except the right to receive the redemption price, on presentation and surrender of the respective certificates representing the redeemed shares), shall cease on the redemption date, and such shares shall not after the redemption date be deemed to be outstanding. In case less than all the shares represented by such certificate are redeemed, a new certificate shall be issued without cost to the holder thereof representing the unredeemed shares.

         5. At its option, the Corporation may, on or prior to the redemption date, irrevocably deposit the aggregate amount payable upon redemption of the shares of the Series C Preferred Stock to be redeemed with a bank or trust company designated by the Board of Directors having its principal office in New York, New York, San Juan, Puerto Rico, or any other city in which the Corporation shall at that time maintain a transfer agency with respect to its capital stock, and having a combined capital and surplus (as shown by its latest published statement) of at least $50,000,000 (hereinafter referred to as the
         "Depositary"), to be held in trust by the Depositary for payment to the holders of the shares of the Series C Preferred Stock then to be redeemed. If such deposit is made and the funds so deposited are made immediately available to the holders of the shares of the Series C
         Preferred Stock to be redeemed, the Corporation shall thereupon be released and discharged (subject to the provisions of Section D.6) from any obligation to make payment of the amount payable upon redemption of the shares of the Series C Preferred Stock to be redeemed, and the holders of such shares shall look only to the Depositary for such payment.

         6. Any funds remaining unclaimed at the end of two years from and after the redemption date in respect of which such funds were deposited shall be returned to the Corporation forthwith and thereafter the holders of shares of the Series C Preferred Stock called for redemption with respect to which such funds were deposited shall look only to the
         Corporation for the payment of the redemption price thereof. Any interest accrued on any funds deposited with the Depositary shall belong to the Corporation and shall be paid to it from time to time on demand.

         7. Any shares of the Series C Preferred Stock which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated as part of a particular Series Cy the Board of Directors.

         8. To the extent required to have the Series C Preferred Stock treated as Tier 1 capital for bank regulatory purposes or otherwise required by applicable regulations of the Federal Reserve Board, the shares of
         Series C Preferred Stock may not be redeemed by the Company without the prior consent of the Federal Reserve Board.

         E.       LIQUIDATION PREFERENCE

         1. Upon any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the then record holders of shares of
         Series C Preferred Stock will be entitled to receive out of the assets of the Corporation available for distribution to shareholders, before any distribution is made to holders of common stock or any other equity securities of the Corporation ranking junior upon liquidation to the
         Series C Preferred Stock, distributions upon liquidation in the amount of $25.00 per share plus an amount equal to any accrued and unpaid dividends (without any cumulation for unpaid dividends for prior dividend periods on the Series C Preferred Stock) for the current monthly dividend period to the date of payment. Such amount shall be paid to the holders of the Series C Preferred Stock prior to any payment or distribution to the holders of the common stock of the
         Corporation or any other class of stock or series thereof of the
         Corporation ranking junior to the Series C Preferred Stock in respect of dividends or as to the distribution of assets upon liquidation.

         2. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the
         Series C Preferred Stock and any other shares of stock of the
         Corporation ranking as to any such distribution on a parity with the
         Series C Preferred Stock are not paid in full, the holders of the
         Series C Preferred Stock and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full liquidation preferences to which each is entitled. After payment of the full amount of the liquidation preference to which they would otherwise be entitled, the holders of shares of Series C Preferred
         Stock will not be entitled to any further participation in any distribution of assets of the Corporation.

         3. Neither the consolidation or merger of the Corporation with any other corporation, nor any sale, lease or conveyance of all or any part of the property or business of the Corporation, shall be deemed to be a liquidation, dissolution, or winding up of the Corporation.

         F.       VOTING RIGHTS

         1. Except as described in this Section F, or except as required by applicable law, holders of the Series C Preferred Stock will not be entitled to receive notice of or attend or vote at any meeting of stockholders of the Corporation.

         2. If the Corporation does not pay dividends in full on the Series C
         Preferred Stock for eighteen monthly dividend periods (whether consecutive or not), the holders of outstanding shares of the Series C
         Preferred Stock, together with the holders of any other shares of stock of the Corporation having the right to vote for the election of directors solely in the event of any failure to pay dividends, acting as a single class without regard to series, will be entitled, by written notice to the Corporation given by the holders of a majority in liquidation preference of such shares or by ordinary resolution passed by the holders of a majority in liquidation preference of such shares present in person or by proxy at a separate general meeting of such holders convened for the purpose, to appoint two additional members of the Board of Directors of the Corporation, to remove any such member from office and to appoint another person in place of such member. Not later than 30 days after such entitlement arises, if written notice by a majority of the holders of such shares has not been given as provided for in the preceding sentence, the Board of Directors or an authorized committee thereof will convene a separate general meeting for the above purpose. If the Board of Directors or such authorized committee fails to convene such meeting within such 30-day period, the holders of 10%
         of the total aggregate outstanding shares of the Series C Preferred
         Stock and any such other stock will be entitled to convene such meeting.

         The provisions of the Certificate of Incorporation and By-laws of the Corporation relating to the convening and conduct of general meetings of stockholders will apply with respect to any such separate general meeting. Any member of the Board of Directors so appointed shall vacate office if, following the event which gave rise to such appointment, the Corporation shall have resumed the payment of dividends in full on the Series C Preferred Stock and each such other series of stock for twelve consecutive monthly dividend periods.

         3. Any amendment, alteration or repeal of the rights, preferences and privileges of the Series C Preferred Stock by way of amendment of the
         Corporation's Certificate of Incorporation or otherwise (including, without limitation, the authorization or issuance of any shares of the
         Corporation ranking, as to dividend rights or rights on liquidation, winding up and dissolution, senior to the Series C Preferred Stock)
         which would materially and adversely affect the powers, preferences or special rights of the Series C Preferred Stock shall not be effective
         (unless otherwise required by applicable law) except with the consent in writing of the holders of at least two thirds of the outstanding aggregate liquidation preference of the outstanding shares of the
         Series C Preferred Stock or with the sanction of a special resolution passed at a separate general meeting by the holders of at least two thirds of the aggregate liquidation preference of the outstanding shares of the Series C Preferred Stock. Notwithstanding the foregoing, the Corporation may, without the consent or sanction of the holders of the Series C Preferred Stock, authorize and issue shares of the
         Corporation ranking, as to dividend rights and rights on liquidation, winding up and dissolution, on a parity with or junior to the Series C
         Preferred Stock.

         The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of the Series C
         Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

         4. No vote of the holders of the Series C Preferred Stock will be required for the Corporation to redeem or purchase and cancel the
         Series C Preferred Stock in accordance with the Certificate of
         Incorporation of the Corporation.

         5. The Corporation will cause a notice of any meeting at which holders of any series of Preferred Stock are entitled to vote to be mailed to each record holder of such series of Preferred Stock. Each such notice will include a statement setting forth (i) the date of such meeting,
         (ii) a description of any resolution to be proposed for adoption at such meeting on which such holders are entitled to vote and (iii)
         instructions for deliveries of proxies.

         6. Except as set forth in this Section F, holders of Series C Preferred
         Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote as set forth herein) for taking any corporate action.

         G.       RANK

         The Series C Preferred Stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank (i) senior to all classes of common stock of the Corporation and to all other equity securities issued by the Corporation the terms of which specifically provide that such equity securities will rank junior to the Series C
         Preferred Stock (or to a number of series of Preferred Stock which includes the Series C Preferred Stock); (ii) on a parity with the
         Corporation's 7.125% Noncumulative Perpetual Monthly Income Preferred
         Stock, Series A, the Corporation's 8.35% Noncumulative Perpetual
         Monthly Income Preferred Stock, Series B and with all other equity securities issued by the Corporation the terms of which specifically provide

         that such equity securities will rank on a parity with the
         Series C Preferred Stock (or with a number of series of Preferred Stock which includes the Series C Preferred Stock); and (iii) junior to all equity securities issued by the Corporation the terms of which specifically provide that such equity securities will rank senior to the Series C Preferred Stock (or to a number of series of Preferred
         Stock which includes the Series C Preferred Stock). For this purpose, the term "equity securities" does not include debt securities convertible into or exchangeable for equity securities.

         H.       FORM OF CERTIFICATE FOR SERIES C PREFERRED STOCK; TRANSFER
                  AND REGISTRATION

         1. The Series C Preferred Stock shall be issued in registered form only. The Corporation may treat the record holder of a share of Series
         C Preferred Stock, including the Depository Trust Company and its nominee and any other holder that holds such share on behalf of any other person, as such record holder appears on the books of the registrar for the Series C Preferred Stock, as the sole owner of such share for all purposes.

         2. The transfer of a share of Series C Preferred Stock may be registered upon the surrender of the certificate evidencing the share of Series C Preferred Stock to be transferred, together with the form of transfer endorsed on it duly completed and executed, at the office of the transfer agent and registrar.

         3. Registration of transfers of shares of Series C Preferred Stock will be effected without charge by or on behalf of the Corporation, but upon payment (or the giving of such indemnity as the transfer agent and registrar may require) in respect of any tax or other governmental charges which may be imposed in relation to it.

         4. The Corporation will not be required to register the transfer of a share of Series C Preferred Stock after such share has been called for redemption.

         I.       REPLACEMENT OF LOST CERTIFICATES

         If any certificate for a share of Series C Preferred Stock is mutilated or alleged to have been lost, stolen or destroyed, a new certificate representing the same share shall be issued to the holder upon request subject to delivery of the old certificate or, if alleged to have been lost, stolen or destroyed, compliance with such conditions as to evidence, indemnity and the payment of out-of-pocket expenses of the
         Corporation in connection with the request as the Board of Directors of the Corporation may determine.

         J.       NO PREEMPTIVE RIGHTS

         Holders of the Series C Preferred Stock will have no preemptive or preferential rights to purchase any securities of the Corporation.

         K.       NO REPURCHASE AT THE OPTION OF HOLDERS; MISCELLANEOUS

         Holders of Series C Preferred Stock will have no right to require the
         Corporation to redeem or repurchase any shares of Series C Preferred
         Stock, and the shares of Series C Preferred Stock are not subject to any sinking fund or similar obligation. The Corporation may, at its option, purchase shares of the Series C Preferred Stock from holders thereof from time to time, by tender, in privately negotiated transactions or otherwise.

         The undersigned hereby certify that the capital of the Corporation will not be reduced under or by reason of the adoption of the above resolutions providing for the creation of the above described series of Preferred Stock.

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate to be signed by Annie Astor de Carbonell, its Senior Excecutive Vice President and Chief Financial Officer and Antonio R.
Escriba, its Secretary, this 27th day of June, 2001.

                                                  FIRST BANCORP.

                                            By: /s/ Annie Astor de Carbonell
                                            --------------------------------
                                                    Annie Astor de Carbonell
[CORPORATE SEAL]

                                            By: /s/ Antonio R. Escriba
                                            --------------------------------
                                                    Antonio R. Escriba